Exhibit 99.1

NEWS RELEASE

For more information contact:
David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

LATTICE SEMICONDUCTOR REPORTS
FOURTH QUARTER AND FULL YEAR 2017 RESULTS

Fourth Quarter 2017 Financial Highlights*:

•	Revenue of $95.3 million.

•	On a GAAP basis, net loss of $7.2 million or $0.06 per basic and diluted share.

•	On a Non-GAAP basis, net income of $1.0 million or $0.01 per basic and diluted share.

•	Gross margin of 53.8% on a GAAP basis and 54.0% on a non-GAAP basis.

Full Year 2017 Financial Highlights*:

•	Revenue of $386.0 million.

•	On a GAAP basis, net loss of $70.6 million or $0.58 per basic and diluted share.

•	On a Non-GAAP basis, net income of $13.6 million or $0.11 per basic and diluted share.

•	Gross margin of 56.1% on a GAAP basis and 56.3% on a non-GAAP basis.
* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."
PORTLAND, OR - February 13, 2018 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the leading provider of customizable smart connectivity solutions, announced financial results today for the fiscal fourth quarter and full year ended December 31, 2017.
The Company reported revenue for the fourth quarter of 2017 of $95.3 million, which increased 3.6% sequentially, as compared to the third quarter 2017 revenue of $92.0 million, and decreased 19.3% as compared to the fourth quarter 2016 revenue of $118.1 million.
Gross margin on a GAAP basis was 53.8% for the fourth quarter of 2017, as compared to the third quarter of 2017 gross margin of 58.0% and 53.7% for the fourth quarter of 2016. Gross margin in the fourth quarter of 2017 declined compared to the third quarter of 2017 largely as the result of a reduction in the Company's inventory valuation of lower wafer and overhead costs. On a non-GAAP basis, gross margin for the fourth quarter of 2017 was 54.0%, as compared to 58.1% for the third quarter of 2017 and 53.9% for the fourth quarter of 2016.

Total operating expenses for the fourth quarter of 2017 were $51.9 million on a GAAP basis, including an intangible asset impairment credit of $3.8 million, as compared to $90.8 million for the third quarter of 2017, including an intangible asset impairment charge of $36.2 million and the gain on sale of a building of $4.6 million, and $64.4 million for the fourth quarter of 2016, including $6.2 million in acquisition related expenses. On a non-GAAP basis, total operating expenses were $44.1 million for the fourth quarter of 2017, as compared to $44.6 million for the third quarter of 2017, and $45.1 million for the fourth quarter of 2016.
GAAP net loss for the fourth quarter of 2017 was $7.2 million ($0.06 per basic and diluted share), as compared to a net loss on a GAAP basis in the prior quarter of $43.1 million ($0.35 per basic and diluted share), and a net loss on a GAAP basis in the year ago period of $8.2 million ($0.07 per basic and diluted share). Non-GAAP net income for the fourth quarter of 2017 was $1.0 million ($0.01 per basic and diluted share), as compared to $5.3 million ($0.04 per basic and diluted share) in the prior quarter, and $11.8 million ($0.10 per basic and diluted share) in the year ago period. For a reconciliation of U.S. GAAP to Non-GAAP please see the table titled, “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” provided as part of this press release.
For the fiscal year 2017, revenue was $386.0 million, a decrease of 9.6% from $427.1 million in the fiscal year 2016. Revenue growth from the Computing, Industrial and Automotive end markets was offset by a non-recurrence of product demand related to the tin-lead and line item reduction program in 2016, a delay in the HDMI royalty sharing agreement, and year-over-year declines in DTV demand. Net loss on a GAAP basis for fiscal year 2017 was $70.6 million ($0.58 per basic and diluted share), compared to a net loss of $54.1 million ($0.45 per basic and diluted share) reported in fiscal year 2016. Total operating expenses for the fiscal year 2017 were $264.2 million on a GAAP basis, including a net intangible asset impairment charge of $32.4 million, as compared to $273.1 million for the fiscal year 2016, including intangible asset impairment of $7.9 million. On a non-GAAP basis, total operating expenses were $182.3 million for the fiscal year 2017, as compared to $200.8 million for the fiscal year 2016. On a non-GAAP Basis, net income for the fiscal year 2017 was $13.6 million ($0.11 per basic and diluted share), compared to net income of $17.0 million ($0.14 per basic and diluted share) for the fiscal year 2016. For a reconciliation of U.S. GAAP to Non-GAAP please see the table titled, “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures” provided as part of this press release.

Darin G. Billerbeck, President and Chief Executive Officer, said, "Our results for the fourth quarter of 2017 were in-line with expectations as we both grew revenue and reduced our spending.  At no time in history have we had a more extensive portfolio of products that align with key customer requirements such as low power and cost, small form factor, and overall performance.  We are in a fundamentally stronger position today as we continue to execute on our primary goals - driving a return to revenue growth, further reducing operating expenses, increasing free cash flow, along with paying down corporate debt."

Max Downing, Chief Financial Officer, added, "Results in the fourth quarter of 2017 were led by our continued growth in the industrial and automotive end market, which increased to 41% of revenue in the quarter compared to 37% in the prior quarter and 31% in the year ago fourth quarter. Our operating expenses were in-line with guidance on a non-GAAP basis but do not yet fully reflect the benefits of the aggressive actions we have already taken. Our long-term target model is to achieve operating expenses on a non-GAAP basis at 35% of revenue, which we expect to reach in the second half of 2018. We ended the fourth quarter of 2017 with approximately $112 million in cash and short-term investments, giving us the continued balance sheet strength needed to pay down our corporate debt and to capture additional high potential growth opportunities in front of us."

Business Outlook - First Quarter 2018*:

•	Revenue for the first quarter of 2018 is expected to be between approximately $95 million and $100 million.

•	Gross margin percentage for the first quarter of 2018 is expected to be approximately 56% plus or minus 2% on both a GAAP and non-GAAP basis.

•	Total operating expenses are expected to be between approximately $52.7 million and $54.9 million on a GAAP basis and between approximately $42.6 million and $44.4 million on a non-GAAP basis.

•
Enactment of the 2017 Tax Cuts and Jobs Act is not expected to result in an increase in the U.S. cash tax paid given the offset of the Company's nearly $300 million in Net Operating Loss ("NOL") carryforwards.

* For a reconciliation of GAAP to non-GAAP business outlook, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

Investor Conference Call / Webcast Details:
Lattice Semiconductor will review the Company's financial results for the fiscal fourth quarter and full 2017 and business outlook for the first quarter of 2018 on Tuesday, February 13 at 5:00 p.m. Eastern Time. The conference call-in number is 1-888-684-5603 or 1-918-398-4852 with conference identification number 9681558. An accompanying presentation and live webcast of the conference call will also be available on Lattice's website at www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.
A replay of the call will be available approximately 2 hours after the conclusion of the live call through 11:59 p.m. Eastern Time on February 20, 2018, by telephone at 1-404-537-3406. To access the replay, use conference identification number 9681558. A webcast replay will also be available on the investor relations section of www.latticesemi.com.

Forward-Looking Statements Notice:
The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: our expectation that we will continue to execute on our primary goals - driving a return to revenue growth, further reducing operating expenses, increasing free cash flow, along with paying down corporate debt; our expectation that we will achieve operating expenses on a non-GAAP basis at 35% of revenue, and that we will reach this in the second half of 2018; our belief that we possess the continued balance sheet strength needed to pay down our corporate debt and to capture additional high potential growth opportunities in front of us; and the statements under the heading “Business Outlook-First Quarter 2018.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology; and our expectation that we will remain focused on maximizing the leverage of our operating model and reduce our outstanding debt balance. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.
Estimates of future revenue are inherently uncertain due to such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.
In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, the failure to achieve the anticipated benefits and synergies of the Silicon Image transaction. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2016, and Lattice’s quarterly reports filed on Form 10-Q.
You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:
Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation, restructuring charges, acquisition-related charges, amortization of acquired intangible assets, impairment of intangible assets, purchase accounting adjustments, gain on sale of building, gain or loss on sale of business unit, and the estimated tax effect of these items. These charges and adjustments may be nonrecurring in nature but are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.
The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. In particular, investors may find the non-GAAP measures useful in reviewing our operating performance without the significant accounting charges resulting from the Silicon Image acquisition, alongside the comparably adjusted prior year results. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data when making their investment decisions.
In addition, the Company uses Adjusted EBITDA in calculating the annual excess cash flow debt payment. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:
Lattice Semiconductor (NASDAQ: LSCC) is a leader in smart connectivity solutions at the network edge, where the “things” of IoT live. Our low power FPGA, 60 GHz millimeter wave, video ASSP and IP products deliver edge intelligence, edge connectivity, and control solutions to the consumer, communications, industrial, compute, and automotive markets. Our unwavering commitment to our global customers enables them to accelerate their innovation, creating an ever better and more connected world.
For more information about Lattice please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.
# # #
Lattice Semiconductor Corporation, Lattice (& design), L (& design), iCE40 and MachXO3L, and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.

Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Revenue	$95,266	$91,971	$118,108	$385,961	$427,054
Costs and expenses:
Cost of sales	44,050	38,649	54,628	169,382	180,620
Research and development	23,500	25,648	26,248	103,357	117,518
Selling, general, and administrative	23,585	21,290	22,745	90,718	98,602
Amortization of acquired intangible assets	5,563	8,526	8,283	31,340	33,575
Restructuring	2,483	3,071	951	7,196	9,267
Acquisition related charges	573	681	6,211	3,781	6,305
Impairment of acquired intangible assets	(3,767)	36,198	—	32,431	7,866
Gain on sale of building	—	(4,624)	—	(4,624)	—
	95,987	129,439	119,066	433,581	453,753
Loss from operations	(721)	(37,468)	(958)	(47,620)	(26,699)
Interest expense	(4,695)	(3,888)	(5,070)	(18,807)	(20,327)
Other (expense) income, net	(1,182)	(2,027)	371	(3,286)	2,844
Loss before income taxes	(6,598)	(43,383)	(5,657)	(69,713)	(44,182)
Income tax expense (benefit)	615	(331)	2,507	849	9,917
Net loss	$(7,213)	$(43,052)	$(8,164)	$(70,562)	$(54,099)

Net loss per share, basic and diluted	$(0.06)	$(0.35)	$(0.07)	$(0.58)	$(0.45)

Shares used in per share calculations, basic and diluted	123,541	122,990	121,236	122,677	119,994

Lattice Semiconductor Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 30, 2017	December 31, 2016
Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$111,797	$116,860
Accounts receivable, net	55,104	99,637
Inventories	79,903	79,168
Other current assets	16,567	19,035
Total current assets	263,371	314,700

Property and equipment, net	40,423	49,481
Intangible assets, net of amortization	51,308	118,863
Goodwill	267,514	269,758
Deferred income taxes	198	372
Other long-term assets	13,147	13,709
	$635,961	$766,883

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$64,821	$90,798
Current portion of long-term debt	1,508	33,767
Deferred income and allowances on sales to sell-through distributors and deferred license revenue	17,318	32,985
Total current liabilities	83,647	157,550

Long-term debt	299,667	300,855
Other long-term liabilities	34,954	38,048
Total liabilities	418,268	496,453

Stockholders' equity	217,693	270,430
	$635,961	$766,883

Lattice Semiconductor Corporation
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended
	December 30, 2017	December 31, 2016
Cash flows from operating activities:
Net loss	$(70,562)	$(54,099)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57,861	61,806
Impairment of acquired intangible assets	32,431	7,866
Amortization of debt issuance costs and discount	1,982	1,350
Change in deferred income tax provision	(154)	90
Loss on sale or maturity of marketable securities	252	79
Gain on forward contracts	(77)	(184)
Stock-based compensation expense	12,543	16,213
(Gain) loss on disposal of fixed assets	(75)	597
Gain on sale of building	(4,624)	—
Loss (gain) on sale of assets and business units	1,496	(2,646)
Impairment of cost-method investment	1,761	1,459
Changes in assets and liabilities:
Accounts receivable, net	44,613	(11,419)
Inventories	(902)	(3,272)
Prepaid expenses and other assets	889	(2,270)
Accounts payable and accrued expenses (includes restructuring)	(23,588)	8,338
Accrued payroll obligations	726	402
Income taxes payable	(556)	3,216
Deferred income and allowances on sales to sell-through distributors	(15,007)	14,391
Deferred licensing and services revenue	(495)	(183)
Net cash provided by operating activities	38,514	41,734
Cash flows from investing activities:
Proceeds from sales of and maturities of short-term marketable securities	12,689	14,897
Purchases of marketable securities	(7,420)	(7,490)
Proceeds from sale of building	7,895	—
Cash paid for costs of sale of building	(1,004)	—
Capital expenditures	(12,855)	(16,717)
Proceeds from sale of assets and business unit, net of cash sold	967	1,972
Repayment received on short-term loan to cost-method investee	2,000	—
Short-term loan to cost-method investee	(2,000)	—
Cash paid for a cost-method investment	—	(1,000)
Cash paid for software licenses	(8,532)	(9,035)
Net cash used in investing activities	(8,260)	(17,373)

Lattice Semiconductor Corporation
Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Twelve Months Ended
	December 30, 2017	December 31, 2016
Cash flows from financing activities:
Restricted stock unit withholdings	(3,267)	(3,565)
Proceeds from issuance of common stock	6,085	7,607
Repayment of debt	(35,429)	(5,154)
Net cash used in financing activities	(32,611)	(1,112)
Effect of exchange rate change on cash	2,620	(1,303)
Net increase in cash and cash equivalents	263	21,946
Beginning cash and cash equivalents	106,552	84,606
Ending cash and cash equivalents	$106,815	$106,552

Supplemental cash flow information:
Change in unrealized loss related to marketable securities, net of tax, included in Accumulated other comprehensive loss	$73	$172
Income taxes paid, net of refunds	$2,387	$9,359
Interest paid	$20,649	$18,159
Accrued purchases of plant and equipment	$588	$1,028
Note receivable resulting from sale of assets and business units	$3,050	$—

Lattice Semiconductor Corporation
- Supplemental Historical Financial Information -
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016
Operations and Cash Flow Information
Percent of Revenue
Gross Margin	53.8%	58.0%	53.7%	56.1%	57.7%
R&D Expense	24.7%	27.9%	22.2%	26.8%	27.5%
SG&A Expense	24.8%	23.1%	19.3%	23.5%	23.1%
Depreciation and amortization (in thousands)	12,270	15,094	13,898	57,861	61,806
Stock-based compensation expense (in thousands)	3,257	2,514	4,106	12,543	16,213
Restructuring and severance related charges (in thousands)	2,483	3,071	951	7,196	9,267
Net cash provided by operating activities (thousands)	2,768	24,232	22,416	38,514	41,734
Capital expenditures (in thousands)	530	5,290	2,726	12,855	16,717
Repayment of debt (in thousands)	1,750	—	875	35,429	5,154
Interest paid (in thousands)	4,270	4,285	4,310	20,649	18,159
Taxes paid (cash, in thousands)	79	1,332	2,109	2,387	9,359

Balance Sheet Information
Current Ratio	3.1	2.2	2.0
A/R Days Revenue Outstanding	53	78	77
Inventory Months	5.4	6.0	4.3

Revenue% (by Geography)
Asia	74%	75%	75%	72%	71%
Europe (incl. Africa)	13%	12%	14%	12%	14%
Americas	13%	13%	11%	16%	15%

Revenue% (by End Market)
Communications and Computing	30%	30%	26%	29%	29%
Mobile and Consumer	27%	28%	36%	28%	30%
Industrial and Automotive	41%	37%	31%	35%	33%
Licensing and Services	2%	5%	7%	8%	8%

Revenue% (by Channel)
Sell-through distribution	71%	68%	68%	66%	61%
Direct	29%	32%	32%	34%	39%

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Gross Margin Reconciliation
GAAP Gross margin	$51,216	$53,322	$63,480	$216,579	$246,434
Inventory step-up expense	—	—	—	—	523
Stock-based compensation - gross margin	226	154	232	788	888
Non-GAAP Gross margin	$51,442	$53,476	$63,712	$217,367	$247,845

Gross Margin % Reconciliation
GAAP Gross margin %	53.8%	58.0%	53.7%	56.1%	57.7%
Cumulative effect of non-GAAP Gross Margin adjustments	0.2%	0.1%	0.2%	0.2%	0.3%
Non-GAAP Gross margin %	54.0%	58.1%	53.9%	56.3%	58.0%

Operating Expenses Reconciliation
GAAP Operating expenses	$51,937	$90,790	$64,438	$264,199	$273,133
Amortization of acquired intangible assets	(5,563)	(8,526)	(8,283)	(31,340)	(33,575)
Restructuring charges	(2,483)	(3,071)	(951)	(7,196)	(9,267)
Acquisition related charges (1)	(573)	(681)	(6,211)	(3,781)	(6,305)
Impairment of acquired intangible assets	3,767	(36,198)	—	(32,431)	(7,866)
Stock-based compensation - operations	(3,031)	(2,360)	(3,874)	(11,755)	(15,325)
Gain on sale of building	—	4,624	—	4,624	—
Non-GAAP Operating expenses	$44,054	$44,578	$45,119	$182,320	$200,795

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

(Loss) Income from Operations Reconciliation
GAAP Loss from operations	$(721)	$(37,468)	$(958)	$(47,620)	$(26,699)
Inventory step-up expense	—	—	—	—	523
Stock-based compensation - gross margin	226	154	232	788	888
Amortization of acquired intangible assets	5,563	8,526	8,283	31,340	33,575
Restructuring charges	2,483	3,071	951	7,196	9,267
Acquisition related charges (1)	573	681	6,211	3,781	6,305
Impairment of acquired intangible assets	(3,767)	36,198	—	32,431	7,866
Stock-based compensation - operations	3,031	2,360	3,874	11,755	15,325
Gain on sale of building	—	(4,624)	—	(4,624)	—
Non-GAAP Income from operations	$7,388	$8,898	$18,593	$35,047	$47,050

(Loss) Income from Operations % Reconciliation
GAAP Loss from operations %	(0.8)%	(40.7)%	(0.8)%	(12.3)%	(6.3)%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	8.6%	50.4%	16.5%	21.4%	17.3%
Non-GAAP Income from operations %	7.8%	9.7%	15.7%	9.1%	11.0%

Other (Expense) Income, Net Reconciliation
GAAP Other (expense) income, net	$(1,182)	$(2,027)	$371	$(3,286)	$2,844
Loss (gain) on sale of assets and business units	—	1,796	—	1,496	(2,646)
Non-GAAP Other (expense) income, net	$(1,182)	$(231)	$371	$(1,790)	$198

Income Tax Expense (Benefit) Reconciliation
GAAP Income tax expense (benefit)	$615	$(331)	$2,507	$849	$9,917
Estimated tax effect of non-GAAP adjustments (2)	(142)	(218)	(438)	—	—
Non-GAAP Income tax expense (benefit)	$473	$(549)	$2,069	$849	$9,917

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.
(2) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2017	September 30, 2017	December 31, 2016	December 30, 2017	December 31, 2016

Net (Loss) Income Reconciliation
GAAP Net loss	$(7,213)	$(43,052)	$(8,164)	$(70,562)	$(54,099)
Inventory step-up expense	—	—	—	—	523
Stock-based compensation - gross margin	226	154	232	788	888
Amortization of acquired intangible assets	5,563	8,526	8,283	31,340	33,575
Restructuring charges	2,483	3,071	951	7,196	9,267
Acquisition related charges (1)	573	681	6,211	3,781	6,305
Impairment of acquired intangible assets	(3,767)	36,198	—	32,431	7,866
Stock-based compensation - operations	3,031	2,360	3,874	11,755	15,325
Gain on sale of building	—	(4,624)	—	(4,624)	—
Loss (gain) on sale of assets and business units	—	1,796	—	1,496	(2,646)
Estimated tax effect of non-GAAP adjustments (2)	142	218	438	—	—
Non-GAAP Net income	$1,038	$5,328	$11,825	$13,601	$17,004

Net (Loss) Income Per Share Reconciliation
GAAP Net loss per share - basic and diluted	$(0.06)	$(0.35)	$(0.07)	$(0.58)	$(0.45)
Cumulative effect of Non-GAAP adjustments	0.07	0.39	0.17	0.69	0.59
Non-GAAP Net income per share - basic and diluted	$0.01	$0.04	$0.10	$0.11	$0.14

Shares used in per share calculations:
Basic	123,541	122,990	121,236	122,677	119,994
Diluted - GAAP (3)	123,541	122,990	121,236	122,677	119,994
Diluted - Non-GAAP (3)	124,370	124,225	123,621	124,499	121,957

(1) Legal fees and outside services that were related to our proposed acquisition by Canyon Bridge Acquisition Company, Inc.
(2) We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”
(3) Diluted shares are calculated using the GAAP treasury stock method. In a loss position, diluted shares equal basic shares.

Lattice Semiconductor Corporation
- Reconciliation of U.S. GAAP to Non-GAAP Financial Measures -
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2018

Business Outlook - First Quarter 2018	Low -2%	Midpoint	High +2%

GAAP Operating expenses	$52,700	$53,800	$54,900
Cumulative effect of Non-GAAP Operating expense adjustments (4)	(10,100)	(10,300)	(10,500)
Non-GAAP Operating expenses	$42,600	$43,500	$44,400

(4) Includes estimated Amortization of acquired intangible assets, Restructuring charges, and Stock-based compensation included in Operating Expenses.